Exhibit 99.1

Great Basin Scientific Obtains Release of $1.36 Million of Restricted Cash from Series B Convertible Notes

Eliminates variable-price mandatory conversion feature

Salt Lake City, May 15, 2017 - Great Basin Scientific, Inc. (OTCQB: GBSN), a molecular diagnostics company, today announced that holders of the 2017 Series B Senior Secured Convertible Notes (the “Series B Notes”) have agreed to the release of $1.36 million from a restricted cash account. As a condition of the release, the Company reduced the conversion price of the Series B Notes to $1.10 per share until July 14, 2017. After July 14, the conversion price of the Series B Notes will revert to $3.00 per share. Assuming the Series B Notes are converted in full prior to July 14, the noteholders will potentially receive 1.24 million shares of common stock in exchange for the conversion in full of the Series B Notes. The release of all remaining restrictions on the restricted cash accounts resulted in the elimination of the variable-priced conversion feature of the Series B Notes. All shares issued under the Series B Notes are subject to a 35% daily volume leak-out provision for the earlier of 15 days from Monday May 15, 2017 or $4 million of shares traded.

“We are pleased that our noteholders agreed to release $1.36 million of restricted cash in exchange for a temporary reduction in the conversion price of our Series B Notes. These funds will be used to support our growth initiatives and for other corporate purposes,” said Ryan Ashton, co-founder and chief executive officer of Great Basin Scientific. “This transaction is part of our continuing effort to simplify our capital structure, which we believe will help investors better understand the Company’s value, and facilitate our efforts to pursue future financings and other strategic initiatives to fund our 2017 and 2018 growth plans.”

On May 12, 2017, Great Basin Scientific filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission describing the transaction documents for the release of restricted cash and leak-out (the “Current Report”) and has attached those documents as exhibits to the Current Report. Investors and shareholders are encouraged to review the Current Report in its entirety, including its exhibits. The information in this press release is qualified in its entirety by the contents of the Current Report, including its exhibits.

About Great Basin Scientific

Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The Company’s vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses and significantly limiting the spread of infectious disease. More information can be found on the Company’s website at www.gbscience.com.

Forward-Looking Statements

This press release includes forward-looking statements regarding events, trends and business prospects which may affect our future operating results and financial position, including but not limited to statements that imply that we can successfully simplify our capital structure and that future financings or strategic alternatives will be less dilutive to the Company and our shareholders. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially, and reported results, should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the assumptions of management in the revenue projections not occurring as anticipated, delay or denial in obtaining FDA approval of pending assays, uncertainty in the Company’s ability to commercialize new assays, changes in customer needs, competition in the industry being greater than anticipated, our limited operating history and history of losses; our ability to develop and commercialize new products and the timing of commercialization; our ability to obtain sufficient capital in transactions that are less dilutive to our shareholders that will allow us to continue as a going concern and implement our business plan; and other risks set forth in the Company’s filings with the Securities and Exchange Commission, including the risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. These forward-looking statements speak only as of the date hereof, and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

Contact:

Betsy Hartman

Great Basin Scientific

385.215.3372

ir@gbscience.com

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